Exhibit 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation
(480) 606-3337
Sharrifah Al-Salem, FD
(415) 293-4414

MICHAEL P. DiMINO APPOINTED PRESIDENT & CEO

OF RURAL/METRO CORPORATION

SCOTTSDALE, Ariz. (May 24, 2010) – Rural/Metro Corporation (NASDAQ: RURL), a leading national provider of ambulance and private fire protection services, announced today that Michael P. DiMino, 52, has been appointed President and Chief Executive Officer by the Board of Directors. He also will become a member of the Board of Directors.

Mr. DiMino brings broad experience as a service industry leader for public and private companies across a variety of business sectors.

“Michael is a growth-oriented, results-driven CEO with many years of significant leadership experience in both public and private companies, and we are excited to have him on our team,” said Conrad A. Conrad, Chairman of the Board of Directors. “He brings a proven track record of increasing enterprise value through organic growth, leveraging operational efficiencies, and mergers and acquisitions.”

Mr. DiMino said, “Rural/Metro is a strong performer in a specialized healthcare service market with solid growth potential. I am excited to have a role in shaping the value proposition that will bring Rural/Metro to the next stage in its evolution, further differentiating the Company from its competitors and delivering long-term value to shareholders.”

Prior to joining Rural/Metro, Mr. DiMino was a resident executive with Morgenthaler Partners, a leading middle-market private equity firm. He served as Chief Executive Officer of Affinity Specialty Apparel. Prior to Morgenthaler Partners, from 2006 to 2008 Mr. DiMino was President, Chief Executive Officer and Director of Ohio-based Education Enrichment Resources, Inc., a private company distributing supplemental curriculum education products to K-12 schools nationwide.

From 2001 to 2005, Mr. DiMino was President, Chief Executive Officer and Director of LESCO, Inc., a $585 million public company that was the nation’s largest distributor of leading landscape and lawn care products to lawn care professionals (now an operating company of John Deere). From 1988 to 2001, he served as President and Chief Operating Officer, and prior to that, Senior Vice President of Sales and Marketing for

Uniforms to You, a $200 million uniform manufacturing and distributor, which is a division of Cintas Corporation. Mr. DiMino began his career as Vice President of Sales for United Health Care Company from 1985 to 1988 and as Sales and Marketing Manager for American Hospital Supply Company from 1980 to 1985.

About Rural/Metro

Rural/Metro Corporation provides emergency and non-emergency ambulance services and private fire protection services in 20 states and approximately 400 communities throughout the United States. For more information, visit the Company’s web site at www.ruralmetro.com.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

The foregoing reflects the Company’s views about its future financial condition, performance and other matters that constitute “forward-looking” statements as such term is defined by the federal securities laws. Many of these statements can be found by looking for words such as “believe”, “anticipate”, “expect”, “plan”, “intend”, “may”, “should”, “will likely result”, “continue”, “estimate”, “project”, “goals”, or similar words used herein in connection with any discussions of future operating or financial performance or business prospects. We may also make forward-looking statements in our earnings reports filed with the Securities and Exchange Commission, earnings calls and other investor communications. These forward-looking statements are subject to the safe harbor protection provided by federal securities laws. These forward-looking statements are subject to numerous risks, uncertainties and assumptions, including those relating to the Company’s future business prospects, future growth plans and future operating results. In addition, the Company may face risks and uncertainties related to other factors that are listed in its periodic reports filed under the Securities Exchange Act. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, because the statements are subject to risks and uncertainties, the Company can give no assurance that its expectations will be attained or that actual developments and results will not materially differ from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

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(RURL/G)